SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        July 31, 2006
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CalAmp Corp.
                                ___________________________________


          DELAWARE                       0-12182              95-3647070
 _____________________________         ____________         _____________
State or Other Jurisdiction of         Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                  Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On July 31, 2006, the Company's Board of Directors, upon the recommendation of the Compensation Committee, amended the Company's fiscal 2007 executive officer incentive compensation plan to modify the target and maximum bonuses and performance goals under the plan. The fiscal 2007 executive officer incentive compensation plan was originally approved by the Board of Directors on May 5, 2006, as reported in Item 9B of the Company's Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on May 10, 2006. Following is a description of the Company's fiscal 2007 executive officer incentive compensation plan as amended.

      The individuals covered by the fiscal 2007 executive officer incentive compensation plan as amended are:

      * Fred Sturm         President and Chief Executive Officer

      * Patrick Hutchins   President, Products Division

      * Steven L'Heureux   President, Solutions Division

      * Richard Vitelle    Vice President Finance, CFO and Secretary

      * Michael Burdiek    Executive Vice President - Wireless Datacom
                            Strategy and Integration

      * Garo Sarkissian    Vice President Corporate Development

      Mr. Sturm is eligible for target and maximum bonuses of up to 60% and 100%, respectively, of his annual salary. Messrs. Hutchins, L'Heureux and Vitelle are each eligible for target bonuses of up to 45% of annual salary, and maximum bonuses of up to 75% of annual salary. Messrs. Burdiek and Sarkissian are each eligible for target bonuses of up to 30% of annual salary, and maximum bonuses of up to 60% of annual salary.

      The target and maximum bonus amounts for Messrs. Sturm and Vitelle are based 70% upon the Company attaining certain levels of consolidated revenue and consolidated pretax income for fiscal 2007 and 30% upon achieving certain other business goals.

      The target and maximum bonus amounts for Mr. Hutchins are based 70% on attaining certain levels of Products Division revenue and operating income for fiscal 2007 and 30% upon achieving certain other business goals.

      The target and maximum bonus amounts for Mr. L'Heureux are based 60% on attaining certain levels of Solutions Division revenue and operating income for fiscal 2007 and 40% upon achieving certain other business goals.

      The target and maximum bonus amounts for Messrs. Burdiek and Sarkissian are based 50% on attaining certain levels of consolidated revenue and consolidated pretax income for fiscal 2007 and 50% upon achieving certain other business goals.

      The consolidated pretax income goal amount for Messrs. Sturm, Vitelle, Burdiek and Sarkissian excludes: (i) the fiscal 2007 intangible asset amortization expense associated with the May 2006 acquisitions of Dataradio Inc. and the TechnoCom Mobile Resource Management product line; (ii) the $6.9 million write-off of in-process research and development costs associated with the Dataradio acquisition; and (iii) the Solutions Division goodwill impairment charge of $29.8 million recorded in the fiscal 2007 first quarter.

      The Products Division revenue goal amount for Mr. Hutchins excludes the fiscal 2007 revenue of Dataradio, and the Products Division operating income goal amount for Mr. Hutchins excludes the fiscal 2007 operating income of Dataradio and the fiscal 2007 intangible asset amortization expense associated with the TechnoCom product line acquisition.

      The Solutions Division operating income goal amount for Mr. L'Heureux excludes the Solutions Division goodwill impairment charge.




                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                       CALAMP CORP.



     August 4, 2006	           By:   /s/ Richard K. Vitelle
    _________________                  _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)